XL Capital Ltd
XL House One Bermudiana Road Hamilton HM 08 Bermuda

Phone (441) 292-8515 Fax (441) 292-5280

Press Release

Contact:	David Radulski Investor Relations (441) 294-7460	Carol Parker Trott Media Relations (441) 294-7290

XL CAPITAL LTD ANNOUNCES THAT IT WILL REMAIN IN S&P 500 INDEX FOLLOWING REDOMESTICATION

Hamilton, Bermuda – May 12, 2010 – XL Capital Ltd (“XL” or the “Company”) (NYSE: XL) announced today that it will remain in Standard and Poor’s (“S&P”) 500 index following redomestication of the parent holding company from the Cayman Islands to Ireland.

On May 11, 2010, S&P announced an update to the S&P U.S. Indices methodology document regarding domicile criteria for inclusion in the S&P U.S. index family, including the S&P 500. S&P has since publicly stated, based on this updated criteria, that XL will remain in the S&P 500 index following the redomestication of the parent holding company to Ireland. S&P has the right to remove any issuer, including the Company, from the S&P 500 index at any time.

XL Capital Ltd, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty, and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. More information about XL Capital Ltd is available at www.xlcapital.com.